Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to incorporation by reference in the registration statement filed on Form S-8 of Artisoft, Inc. of our report dated August 2, 2000, relating to the consolidated balance sheets of Artisoft, Inc. as of June 30, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 2000, and the related schedules, which report appears in the June 30, 2000 annual report on Form 10-K of Artisoft, Inc.

                                                /s/ KPMG LLP

Boston, Massachusetts
March 7, 2001